LML REPORTS RESULTS FOR THE THIRD QUARTER OF FISCAL 2007

Increased Revenue of 25%

VANCOUVER, BC, February 8, 2007 - LML PAYMENT SYSTEMS INC. (the “Corporation”) (Nasdaq: LMLP) reports results for its third quarter ended December 31, 2006.

Total revenue was approximately $1.5 million for the third quarter ended December 31, 2006, compared to approximately $1.2 million for the third quarter ended December 31, 2005, an increase of approximately 25%.

Costs of operations were approximately $1.2 million for the third quarter ended December 31, 2006 and 2005, respectively. Sales, general and administrative expenses for the third quarter were approximately $726,000, compared to approximately $1.1 million for the third quarter ended December 31, 2005, a decrease of approximately 34%.

There was a net loss of approximately ($924,000) or approximately ($0.05) per share for the quarter compared to a net loss of approximately ($1.1 million) or approximately ($0.06) per share for the quarter ended December 31, 2005. Included in the net loss for the quarter were other expenses of approximately $540,000 related to our due diligence efforts with respect to exploring potential acquisitions and merger opportunities as well as non-cash expenses, being stock-based compensation expense and amortization and depreciation expense, of approximately $262,000 and $72,000 respectively.

For the nine months ended December 31, 2006, total revenue was approximately $5.0 million, compared to approximately $3.9 million for the nine months ended December 31, 2005, an increase of approximately 28.2%.

Costs of operations for the nine months ended December 31, 2006 were approximately $3.7 million compared to approximately $3.4 million for the nine months ended December 31, 2005, an increase of approximately 8.8%. Sales, general and administrative expenses were approximately $2.3 million for the nine months ended December 31, 2006 compared to approximately $4.0 million for the nine months ended December 31, 2005, a decrease of approximately 42.5%.

There was a net loss of approximately ($1.2 million) or approximately ($0.06) per share for the nine months ended December 31, 2006 compared to a net loss of approximately ($4.1 million) or approximately ($0.21) per share for the nine months ended December 31, 2005. Included in the net loss for the nine months ended December 31, 2006 were other expenses of approximately $540,000 related to our due diligence efforts with respect to exploring potential acquisitions and merger opportunities as well as non-cash expenses, being stock-based compensation expense and amortization and depreciation expense, of approximately $688,000 and $231,000 respectively.

We had approximately $8.9 million in working capital as of December 31, 2006 compared to approximately $3.0 million as of March 31, 2006. Our cash used in operating activities was approximately $242,000 for the quarter versus approximately $572,000 for the quarter ended December 31, 2005, a decrease in cash used in operating activities of approximately $330,000. Our cash provided by operating activities was approximately $7.4 million for the nine months ended December 31, 2006 versus cash used In operating activities of approximately $1.7 million for the nine months ended December 31, 2005, an increase in cash provided by operating activities of approximately $9.1 million.

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Conference Call

Management will host a conference call today at 2:00pm Pacific Time (5:00pm Eastern Time) to discuss these results. To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator’s instruction. If you are calling from the United States or Canada, please dial 888-850-5066. International callers please dial 206-315-8587. Please enter Participant Conference Entry Code 96540 (followed by the # key) when prompted.

If you are unable to join the call, a telephone replay will be available through February 22, 2007 by dialing 800-207-7077 from within the U.S. or Canada, or 314-255-1301 if calling internationally. Please reference PIN number 4989 when prompted.

About LML Payment Systems Inc. (www.lmlpayment.com)

The Corporation, through its subsidiary LML Payment Systems Corp., is a financial payment processor providing check processing solutions including electronic check authorization, electronic check conversion (ECC) and primary and secondary check collection including electronic check re-presentment (RCK) to national, regional and local retailers. We also provide selective routing of debit, credit and EBT transactions to third party processors and banks for authorization and settlement. The Corporation’s intellectual property estate, owned by subsidiary LML Patent Corp, includes U.S. Patent No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Statements contained in this news release which are not historical facts are forward-looking statements, subject to uncertainties and risks. For a discussion of the risks associated with the Corporation’s business, please see the documents filed by the Corporation with the SEC.

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LML PAYMENT SYSTEMS INC.

CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars, except as noted below)
(Unaudited)

	December 31, 2006	March 31, 2006

ASSETS
Current Assets
Cash and cash equivalents	$10,359,948	$3,691,632
Restricted cash	250,000	250,000
Accounts receivable, less allowances of $46,886 and $46,145, respectively	430,317	436,475
Prepaid expenses	271,342	374,887
Total Current Assets	11,311,607	4,752,994

Capital Assets, net	179,495	201,036

Patents, net	977,125	1,093,392

Other Assets	130,102	30,102

TOTAL ASSETS	12,598,329	6,077,524

LIABILITIES
Current Liabilities
Accounts payable	545,221	1,104,034
Accrued liabilities	184,794	165,083
Accrued compensation	202,813	173,444
Current portion of long-term debt	1,802	22,458
Current portion of deferred revenue	1,526,551	260,121
Total Current Liabilities	2,461,181	1,725,140

Long-term debt	4,654	-

Deferred revenue	6,176,248	10,985

Total Liabilities	8,642,083	1,736,125

Commitments and contingencies

SHAREHOLDERS' EQUITY
Capital Stock
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-

Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-

Common shares, no par value, 100,000,000 shares authorized, 20,207,094 and 20,194,094 shares issued and outstanding, respectively	32,774,368	32,710,018

Contributed Surplus	3,254,000	2,544,312
Deficit	(32,072,122)	(30,912,931)
Total Shareholders' Equity	3,956,246	4,341,399

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	12,598,329	6,077,524

LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
(In U.S. Dollars, except share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2006	2005	2006	2005

REVENUE	$1,516,415	$1,205,604	$4,962,636	$3,923,644

COSTS AND EXPENSES
Costs of operations	1,236,984	1,175,308	3,721,526	3,425,433
Sales, general and administrative expenses (includes stock-based compensation expense of $262,183 for three months ended December 31, 2006 (three months ended December 31, 2005 - $140,342) and $688,042 for nine months ended December 31, 2006 (nine months ended December 31, 2005 - $801,836))	726,072	1,054,013	2,335,630	3,960,187

Amortization and depreciation	72,251	91,970	231,382	528,048

LOSS BEFORE OTHER (EXPENSES) INCOME AND INCOME TAXES	(518,892)	(1,115,687)	(1,325,902)	(3,990,024)

Other (expenses) income, net	(524,995)	(1,209)	(143,911)	(229,793)
Interest income, net	124,027	25,046	344,868	99,032

LOSS BEFORE INCOME TAXES	(919,860)	(1,091,850)	(1,124,945)	(4,120,785)

Income taxes	4,200	7,840	34,246	21,663

NET LOSS	(924,060)	(1,099,690)	(1,159,191)	(4,142,448)

DEFICIT, beginning of period	(31,148,062)	(29,308,596)	(30,912,931)	(26,265,838)

DEFICIT, end of period	(32,072,122)	(30,408,286)	(32,072,122)	(30,408,286)

LOSS PER SHARE, basic and diluted	(0.05)	(0.06)	(0.06)	(0.21)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	20,207,094	20,176,453	20,206,189	20,156,209
Diluted	20,207,094	20,176,453	20,206,189	20,156,209

LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,

	2006	2005	2006	2005
Operating Activities:
Net Loss	$(924,060)	$(1,099,690)	$(1,159,191)	$(4,142,448)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Provision for losses on accounts receivable	-	-	24,464	14,989
Amortization and depreciation	72,251	91,970	231,382	528,048
Gain on sale of capital assets	(3,000)	-	(3,000)	-
Stock-based compensation	262,183	140,342	688,042	801,836
Stock-based compensation - future income taxes	-	3,640	21,646	9,063

Changes in operating assets and liabilities
Accounts receivable	68,099	32,042	(18,306)	54,611
Prepaid expenses	71,437	90,397	103,545	282,767
Other assets	540,787	-	540,787	10,952
Accounts payable and accrued liabilities	(36,580)	149,928	(509,733)	735,635
Deferred revenue	(293,571)	19,020	7,431,693	18,024
Net cash (used in) provided by operating activities	(242,454)	(572,351)	7,351,329	(1,686,523)

Investing Activities:
Other assets	(407,299)	-	(640,787)	-
Proceeds from sale of capital assets	3,000	-	3,000	-
Capital asset expenditures	(54,183)	(65,495)	(79,647)	(139,322)
Patents	(4,895)	(8,549)	(6,147)	(8,760)
Net cash provided by (used in) investing activities	(463,377)	(74,044)	(723,581)	(148,082)

Financing Activities:
Payments on capital leases	(658)	(9,816)	(21,009)	(28,851)
Payments on long-term borrowing	-	(2,661)	(2,773)	(7,756)
Proceeds from exercise of stock options	-	151,000	64,350	193,325
Net cash (used in) provided by financing activities	(658)	138,523	40,568	156,718

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(706,489)	(507,872)	6,668,316	(1,677,887)

Cash and cash equivalents, beginning of period	11,066,437	4,891,806	3,691,632	6,061,821

Cash and cash equivalents, end of period	10,359,948	4,383,934	10,359,948	4,383,934

CONTACTS:

Patrick H. Gaines	Investor Relations
President and CEO	(800) 888-2260
(604) 689-4440